Exhibit 10.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) dated as of July 14, 2008 by and among a21, Inc, a Delaware corporation (“Company”), Applejack Art Partners, Inc. (“Senior Lienholder”), and AHAB International LTD / AHAB Partners LP (“AHAB”) as agent for itself and the other holders of $15,500,000 of the Company’s convertible term notes, and those purchasers (the “Purchasers”) of Notes set forth on Schedule A annexed hereto and Udi Toledano as administrative and collateral agent for the holders of such Notes (collectively, AHAB, the Purchasers and Udi Tolendano as administrative and collateral agent, are hereinafter referred to as the “Subordinate Lienholders”).

RECITALS

A.
Senior Lienholder has agreed to provide Company with financial accommodations to support Company’s working capital needs.  In connection therewith, Company has granted Senior Lienholder a security interest in all of Company’s now owned or hereafter acquired assets (the “Collateral”).

B.
AHAB and the Purchasers have provided Company and/or its affiliates from time to time with financial accommodations to support Company’s and/or its affiliate’s working capital needs. In connection therewith, Company and/or its affiliates have granted certain of the Subordinate Lienholders security interests in the Collateral.

C.
It is a condition precedent to Senior Lienholder providing and continuing to provide financial accommodations to Company that Senior Lienholder and Subordinate Lienholders enter into this Agreement by which the parties shall establish certain of their respective rights, priorities and duties as respects the Collateral.

NOW, THEREFORE, the parties hereto agree as follows:

1. Priority of Liens on Collateral.  Notwithstanding the date, manner or order of perfection of the security interests and liens granted to Senior Lienholder and Subordinate Lienholders, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or the agreements between Senior Lienholder and Company or the agreements between Subordinate Lienholders and Company, or whether either Senior Lienholder or Subordinate Lienholders holds possession of all or any part of the Collateral, as between Senior Lienholder, on the one hand, and Subordinate Lienholders, on the other hand, Senior Lienholder shall have a first and prior security interest in the Collateral and Subordinate Lienholders shall have a second and subordinate security interest in the Collateral. As between AHAB, on the one hand, and the Purchasers and Udi Toledano as administrative and collateral agent for the holders of such Notes, on the other hand, that certain intercreditor agreement dated May 15, 2006 (the “Subordinate Intercreditor Agreement”) shall govern their relationship and the priority of their respective security interests in the Collateral.

2. Enforcement Actions.

(a) Until all the obligations and liabilities owing by Company to Senior Lienholder which for purposes of this Agreement shall not exceed $500,000 (the “Senior Lienholder Obligations”) are paid in full, neither AHAB nor any Purchaser nor Udi Toledano as administrative and collateral agent for the holders of such Notes shall (i) take, or support any other person or entity in taking, any Enforcement Action (as defined below) with respect to the Collateral or (ii) contest, protest or object, or support any other person or entity in contesting, protesting or objecting, to any Enforcement Action brought by or otherwise taken by the Senior Lienholder with respect to the Senior Lienholder Obligations and/or the Collateral.  As used in this Agreement, “Enforcement Action” shall mean any demand for payment or acceleration of the obligations and liabilities owing by Company to AHAB or any Purchaser or Udi Toledano as administrative and collateral agent for the holders of such Notes, the exercise of any rights and remedies with respect to any Collateral securing such obligations and liabilities or the commencement or prosecution or enforcement of any of the rights and remedies under any agreement made by Company with or in favor of AHAB or any Purchaser.

(b) After the occurrence of an Event of Default by Company under that certain commercial loan agreement of even date herewith between Senior Lienholder and Company (the “Loan Agreement”), Senior Lienholder’s rights with respect to the Collateral shall include the right to release any or all of the Collateral from its security interest therein and the security interest of Subordinate Lienholders therein (without any further action on the part of Subordinate Lienholders) in connection with any sale or other disposition of the Collateral.  Without limiting the foregoing, if Senior Lienholder shall determine, in connection with any sale or other disposition of any Collateral that the release of the security interest of Senior Lienholder on any such Collateral in connection with any such sale or other disposition is necessary or advisable, Subordinate Lienholders shall execute and deliver such release documents and instruments and shall take such further actions as Senior Lienholder shall request.  Subordinate Lienholders hereby appoint Senior Lienholder and any officer or duly authorized person of Senior Lienholder, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of Subordinate Lienholders, and in the name of Subordinate Lienholders or in Senior Lienholder’s own name, from time to time, in Senior Lienholder’s discretion, for the purposes of carrying out the terms of this subsection, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).  Subordinate Lienholders hereby ratify all that said attorneys shall do or cause to be done under this subsection.

3. Distribution of Proceeds of Collateral.

(a) All proceeds of Collateral resulting from the sale or other disposition of Collateral, whether or not in connection with or resulting from any Enforcement Action or any proceeding or other action under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, shall be distributed first to Senior Lienholder until all the Senior Lienholder Obligations shall have been paid in full and the balance, if any, to AHAB for application to the obligations and liabilities owing by Company to AHAB and the Purchasers and Udi Toledano as administrative and collateral agent for the holders of such Notes in accordance with the provisions of, and the priorities set forth in, the Subordinate Intercreditor Agreement.

(b) Until all the Senior Lienholder Obligations are paid in full, any proceeds constituting Collateral which may be received by AHAB or any Purchaser shall be segregated and held in trust and promptly paid over to Senior Lienholder, in the same form as received, with any necessary endorsements.  If Subordinate Lienholders fails to make any such endorsement or assignment, Senior Lienholder is authorized to make the same as agent for Subordinate Lienholders (which authorization, being coupled with an interest, is irrevocable).

(c) The provisions of this Section 3 are solely for the benefit of Senior Lienholder, on the one hand, and AHAB and the Purchasers, on the other hand, and not for the benefit of any other person or entity.

4. Bailee for Perfection.  Each of Senior Lienholder, on the one hand, and Subordinate Lienholders, on the other hand, acknowledges and agrees that to the extent that it (or its agent) retains physical possession or control of any of the Collateral, it (or its agent) shall hold such Collateral on behalf of the other so that for purposes of perfecting any security interest or lien in any Collateral it acts and holds such Collateral on behalf of Senior Lienholder and Subordinate Lienholders.  Nothing in this Section 4 shall affect the relative priorities in and to the Collateral, all of which shall be governed by Section 1 of this Agreement.

5. Consent to Security Interest.  Senior Lienholder agrees that, notwithstanding any contrary provision in any agreement between Company and Senior Lienholder, Company may grant a security interest to any Subordinate Lienholder in the Collateral and agrees that the grant of such security interest shall not constitute a default or event of default by Company under any agreement between Company and Senior Lienholder.  Subordinate Lienholders agree that notwithstanding any contrary provision in any agreement between Company and any Subordinate Lienholder, Company may grant a security interest to Senior Lienholder in the Collateral and agrees that the grant of such security interest shall not constitute a default or event of default by Company under any agreement between Company and any Subordinate Lienholder.

6. Extensions and Renewals.  Senior Lienholder hereby consents to and waives notice of any and all extensions and renewals of Company’s obligations to Subordinate Lienholder, any or all of which, at Subordinate Lienholder’s option, may be for a period longer than the period of the renewed or extended obligation.

7. No Obligation.  This Agreement shall not be construed to give rise to any obligation on the part of any Subordinate Lienholder to assume or pay any indebtedness of Company to Senior Lienholder, nor shall this Agreement be construed to give rise to any obligation on the part of AHAB or any Purchaser to provide to Company any amount or enter into other financing arrangement with Company.  This Agreement shall not be construed to give rise to any obligation on the part of Senior Lienholder to assume or pay any indebtedness of Company to AHAB or any Purchaser, nor shall this Agreement be construed to give rise to any obligation on the part of Senior Lienholder to provide to Company any amount or enter into other financing arrangement with Company.

8. Insolvency.  If Company shall make a general assignment for the benefit of creditors or if any proceeding or other action under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or similar official for Company or any part of the Collateral shall be commenced by or against Company, this Agreement shall remain in full force and effect.

9. No Waiver.  Nothing contained in this Agreement and no act, inaction or action taken or done by Senior Lienholder or any Subordinate Lienholder pursuant to the powers and rights granted hereunder or under any document executed in connection herewith shall be deemed to be a waiver by Senior Lienholder or any Subordinate Lienholder of any of its rights and remedies against Company under applicable law or under any agreements and/or documents executed with or in favor of Senior Lienholder or any Subordinate Lienholder, or in respect of, any of the obligations owing by Company to Senior Lienholder or AHAB or any Purchaser.

10. Severability.  If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11. Headings.  All headings used herein are for convenience of reference only and do not constitute a substantive part of this Agreement and shall not effect its interpretation.

12. Amendment.  This Agreement may not be amended or changed in any respect or in any manner other than by a writing signed by the parties hereto.

13. Effectiveness.  Notice of acceptance hereof is waived.  The provisions of this Agreement are effective upon execution of this Agreement.

14. Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

15. Governing Law.  This Agreement shall be construed in accordance with, without giving effect to principles of conflicting laws governed by the State of New York.

16. Signatures.  This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

APPLEJACK ART PARTNERS, INC.	AHAB International LTD / AHAB Partners LP
By: Name: Title.:	By: Name: Title.:
a21, INC.
By: Name: Title.:

Okoboji Trust

By:_____________________________
James Willenborg, Trustee

_____________________________
James Willenborg

Millennium 3 Opportunity Fund, LLC

By:_____________________________
Udi Toledano, Member Manager

________________________________
Gerald Katcher

Entrust Capital Frontier Fund, LP

BY:  Bantry Bay Partners, LLC

BY: _____________________________
Eric Zachs, Managing Member

Udi Tolendano, as administrative and collateral agent:

_______________________________

SCHEDULE A

ART SELECT Note Holders

Okoboji Trust

Millennium 3 Opportunity Fund, LLC

Gerald Katcher

Entrust Capital Frontier Fund, LP